NOTE PURCHASE AGREEMENT

This Note Purchase Agreement is entered as of October 29, 2012, between GROUP Business Software AG, a German public company (the “Company”) and GBS Enterprises Incorporated, a Nevada company (the “Lender”).

RECITALS

WHEREAS, the Company desires to borrow an aggregate of one-hundred forty-five thousand U.S. Dollars and zero cents ($145,000.00) (the “Principal Amount”) from the Lender at an annual rate of twenty percent (20%) (the “Interest Rate”), the Lender is willing to lend the Company the Principal Amount at the Interest Rate and the Principal Amount will be evidenced by a duly executed promissory note substantially in the form of Exhibit A attached hereto (the “Note”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Note Purchase. Subject to the terms and conditions of this Agreement, at the Closing, the Company agrees to sell to the Lender, and the Lender agrees to purchase from the Company, the Note substantially in the form of Exhibit A attached to this Agreement.

2.           Closing. Subject to the satisfaction or waiver of the conditions set forth herein, the purchase and sale of the Note will take place at 10:00 a.m. on October 29, 2012 at the offices of Baker Botts L.L.P., 30 Rockefeller Plaza, New York, NY 10112-4498, or at such other time and place as the Company and the Lender mutually agree upon (which time and place are referred to as the “Closing”). At the Closing, the Lender will deliver to the Company, as payment in full for the Note, (a) a check payable to the Company’s order, (b) wire transfer of funds to the Company, or (c) any combination of the foregoing. At the Closing, the Company will deliver to the Lender the Note.

3.           Conditions to Closing.

3.1          Lender’s Obligations. The obligations of the Lender under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, which waiver may be given by written, oral or telephone communication to the Company or its counsel:

(a)          each of the representations and warranties of the Company contained in this Agreement shall be true and complete in all material respects on and as of the Closing;

(b)          the Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the sale described herein; and

(c)          the Company shall have executed and delivered to the Lender the Note.

3.2          Conditions to Company’s Obligations. The obligations of the Company to the Lender under this Agreement are subject to the fulfillment or waiver on or before the Closing of the following conditions by the Lender:

(a)          Each of the representations and warranties of the Lender contained in this Agreement shall be true and complete in all material respects on and as of the Closing; and

(b)          The Lender shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase described herein.

4.           Representations and Warranties and Covenants of the Company.

4.1          Representations and Warranties. The Company hereby represents and warrants to the Lender that the statements in the following paragraphs of this Section 4.1 are all true and complete as of immediately prior to the Closing, except as otherwise indicated:

(a)          Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Germany and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and to execute and deliver this Agreement and the Note and to perform the provisions hereof and thereof.

(b)          Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of the Company’s obligations hereunder, and the authorization, issuance and delivery of the Note has been taken. This Agreement has been duly executed and delivered by the Company. This Agreement and the Note, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company enforceable in accordance with their terms.

(c)          Valid Issuance. The Note, when issued, sold, and delivered in accordance with this Agreement, and based in part upon the representations of the Lender in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

(d)          Noncontravention. The execution, delivery and performance of the Agreement, the consummation of the transactions contemplated hereby and the authorization, issuance and delivery of the Note will not result in any violation of or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any judgment, order, writ, decree or agreement to which the Company is bound, the Company’s organizational documents or any law, rule or regulation applicable to the Company.

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(e)          Solvency. (i) The fair value of the property of the Company is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of the Company, (ii) the present fair salable value of the assets of the Company is not less than the amount that will be required to pay the probable liability of the Company on its debts as they become absolute and matured, (iii) the Company does not intend to, and does not believe that it will, incur debts or liabilities beyond the Company’s ability to pay such debts and liabilities as they mature and (iv) the Company is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Company’s property would constitute an unreasonably small capital.

4.2          Covenants. The Company hereby covenants that:

(a)          Use of Proceeds. The Company shall not use any portion of the proceeds received under this Agreement for any purpose other than (i) to pay the payroll of GROUP Business Software Corp. due October 29, 2012 and (ii) for such other purposes as shall be specified on Schedule A to this Agreement.

5.           Representations and Warranties of the Lender. The Lender hereby represents and warrants to the Company that:

5.1          Authorization. This Agreement constitutes the Lender’s valid and legally binding obligation enforceable in accordance with its terms.

5.2          Non-contravention. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any judgment, order, writ, decree or agreement to which the Lender is bound.

6.           Miscellaneous.

6.1          No Transfers of Notes; Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto (or their respective successors and assigns) any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2          Governing Law; Jurisdiction.

(a)          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof. The Company irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender or any of its affiliates relating in any way to this Agreement or the Note or the transactions relating hereto or thereto, in any forum other than the federal or New York State courts located in the County of New York, State of New York, and any appellate court from any therefrom, and each of the parties irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or the Note against the Company or its properties in the courts of any jurisdiction.

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(b)          The Company hereby irrevocably appoints CT Corporation System (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, United States of America, as its agent to receive on its behalf and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process in care of the Process Agent at the Process Agent’s above address, and the Company hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each party hereto also irrevocably consents to the service of process in the manner provided for notices in Section 6.5. Nothing in this Agreement shall affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(c)          The Company irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Note in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably and unconditionally waives such immunity in respect of its obligations under this Agreement and the Note.

6.3          Judgment Currency.

(a)          If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under the Note in U.S. dollars into another currency, the rate of exchange used shall be that at which, in accordance with normal, reasonable banking procedures, the Lender could purchase U.S. dollars with such other currency in New York City on the business day preceding that on which final judgment is given.

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(b)          The obligations of the Company in respect of any sum due to the Lender hereunder or under the Note shall, notwithstanding any judgment in a currency other than U.S. dollars, be discharged only to the extent that on the business day following receipt by the Lender of any sum adjudged to be so due in such currency, the Lender may, in accordance with normal, reasonable banking procedures, purchase U.S. dollars with such other currency. If the amount of U.S. dollars so purchased is less than the sum originally due, in U.S. dollars, the Company agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender or the person to whom such obligation was owing against such loss. If the amount of U.S. dollars so purchased is greater than the sum originally due, the Lender agrees to return the amount of any excess to the Company (or to any other person who may be entitled thereto under applicable law).

6.4           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic imagining means shall be effective as delivery of a manually executed counterpart of this Agreement.

6.5           Notices. Any notice required or permitted under this Agreement or the Note shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed to such party at the address set forth below, or at such other address as such party may designate by written notice to the other party. Any such notice may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Section 6.4, or, if mailed by registered or certified mail or with a recognized overnight mail courier, two days after deposit with the United States Post Office or the day following deposit with such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

If to the Company:

GROUP Business Software AG

Hospitalstrasse 6

99817 Eisenach Germany

Attn: Chief Executive Officer

T: +49-3691-7353-0

If to the Lender:

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GBS Enterprises Incorporated
585 Molly Lane
Woodstock, GA 30189
Attn: Chief Executive Officer
T: (404) 474-7256

6.6           Entire Agreement. This Agreement and the Note constitute the entire understanding and agreement among the parties with regard to the subject hereof and thereof.

6.7           Amendments and Waivers. Any term of this Agreement or the Note may be amended or waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Lender.

6.8           Waiver of Jury Trial. EACH OF THE COMPANY AND THE LENDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES. A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND THE CONSENT TO TRIAL BY COURT.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first above written.

GROUP BUSINESS SOFTWARE AG

By:
	Name:	Joerg Ott
	Title:	Chief Executive Officer

LENDER:

GBS ENTERPRISES INCORPORATED

By:
	Name:	Gary D. MacDonald
	Title:	Chief Executive Officer

SCHEDULE A

None.

A-1